UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

--------------------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2007

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2007, we entered into a $4.7 million contract with the U. S. Air Force to develop Semiconductor-Tuned High Temperature Superconducting Filters for Ultra-Sensitive Radio Frequency Receivers (SURF). Upon successful completion of the initial contract, the U.S. Air Force has an option to extend the contract for an additional $5.4 million to develop a prototype rack-mountable system incorporating a reconfigurable, ultra-fast tuned filter.

On April 23, 2007, we issued a press release announcing the U.S. Air Force contract award. A copy of the press release is attached hereto as Exhibit 99. The press release may also be found on our website on the Investor Relations page at www.suptech.com.

Item 9.01 Exhibits

    Exhibits

99 Press Release dated April 23, 2007.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Superconductor Technologies Inc.
Date: April 23, 2007	By: /s/ William J. Buchanan William J. Buchanan, Controller

Exhibit Index

No. Document

99 Press Release dated April 23, 2007.